AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of this 24th day of February, 2015 (the “Effective Date”) by and between Southwest Bancorp, Inc., a bank holding company organized under the laws of the State of Oklahoma (the “Company”), Bank SNB, an Oklahoma banking corporation (“Bank SNB”), and Mark W. Funke (“Executive”) with reference to the following:

WHEREAS, the Company and Executive entered into the Employment Agreement dated August 30, 2012 and effective October 1, 2012 (the “Agreement”); and

WHEREAS, the Company and the Executive have agreed that a clarifying amendment to Section 3.3(d)(3) is necessary to reflect the parties’ intention with respect to the appropriate time reference to be used to determine whether the total shareholder return performance criteria has been achieved by defining the meaning of total shareholder return for purposes of this specific calculation; and

WHEREAS, pursuant to Section 19 of the Agreement, the Company, Bank SNB and Executive mutually desire to amend the Agreement as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended as follows:

Clause 3 of Subsection (d) of Section 3.3 of the Agreement is hereby replaced in its entirety with the following:

“(3)Total shareholder return for the applicable calendar year is in the top twenty-fifth (25th) percentile of total shareholder returns for banks in a mutually agreed upon peer group; provided, however, with respect to any applicable calendar year, if the only criterion precluding payment of the portion of the Annual Bonus subject to the conditions in this Subsection (d) is the total shareholder return condition and the Company’s total shareholder return for such calendar year exceeds the fiftieth (50th) percentile, then a percentage of the portion of the Annual Bonus subject to the conditions in this Subsection (d) will be payable.  The percentage payable shall be four percent (4%) multiplied by the number of whole numbers above the fiftieth (50th) percentile ranking that the Company achieves for its total shareholder return.  For purposes of this Clause (3) ‘total shareholder return’ for the Company and its peers will be calculated based upon the difference between the closing price of the common stock on the last trading day of the year immediately prior to the applicable calendar year and the closing price of the common stock on the last trading day of the applicable calendar year and will include all dividends paid during the applicable calendar year.”

Except as provided in this Amendment, the Agreement shall remain in full force and effect.

Funke, Mark – Amendment to Employment Agreement (2.24.15)

EXECUTED as of the day and year first written above.

COMPANY:  SOUTHWEST BANCORP, INC.

By: /s/ Russell W. Teubner

Name: Russell W. Teubner

Title: Chairman of the Board

BANK SNB:BANK SNB, an Oklahoma banking corporation

By: /s/ Russell W. Teubner

Name: Russell W. Teubner

Title: Chairman of the Board

EXECUTIVE:/s/ Mark W. Funk

Mark W. Funke

Funke, Mark – Amendment to Employment Agreement (2.24.15)